EXHIBIT 10.2
                                                                   ------------









                                             November 6, 2001


Silgan Holdings Inc.
4 Landmark Square
Stamford, CT  06901

Gentlemen:

         The parties hereto agree as follows:

     1. Director Nominees. The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF") shall be entitled to designate one director nominee to the board of directors (the "Board") of Silgan Holdings Inc. (the "Company") as a Class I director for so long as the MSLEF Group shall beneficially own at least five percent (5%) of the outstanding common stock, par value $.01 per share, of the Company (the "Common Stock") (determined in accordance with Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof) and upon such nomination by MSLEF such nominee shall stand for election to the Board in accordance with the certificate of incorporation of the Company; provided, that such nominee shall be (i) either an employee of Morgan Stanley & Co. Incorporated whose primary responsibility is managing investments for MSLEF (or a successor or related partnership) or (ii) a person reasonably acceptable to the Company not engaged in (as a director, officer, employee, agent or consultant or as a holder of more than five percent (5%) of the equity securities of) a business competitive with that of the Company. For purposes of this Agreement, Leigh J. Abramson shall be deemed to be the initial MSLEF director nominee who is currently serving as a Class I director on the Board. As used herein, "MSLEF Group" means MSLEF and its affiliates (excluding the limited partners of MSLEF (other than Morgan Stanley Dean Witter & Co. and its affiliates) who acquire shares of Common Stock from MSLEF in a distribution by MSLEF of all or substantially all of the shares of Common Stock then owned by MSLEF to the partners of MSLEF).

     2. Vacancies. If the MSLEF director nominee shall be elected to the Board and if there shall subsequently exist or occur any vacancy on the Board as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise of such MSLEF director nominee, MSLEF may designate another individual nominee to be considered for appointment by the Board in accordance with the certificate of incorporation of the Company to fill such vacancy and serve as such director for the remaining term of the elected nominee; provided, that such right to designate a replacement director nominee shall be subject to the restrictions provided in Section 1 above regarding the minimum required beneficial ownership by the MSLEF Group and the identity of the nominee.


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     3. Actions by the Company.  The Company  hereby agrees to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary to give effect to the rights of MSLEF hereunder.

     4. Termination. This Agreement shall terminate when the MSLEF Group beneficially owns less than five percent (5%) of the outstanding Common Stock (determined in accordance with Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof).

     5. Other Matters. This Agreement may be assigned by MSLEF to one of the members of the MSLEF Group in connection with the acquisition of Common Stock by such member. MSLEF shall promptly notify the Company after any such assignment. This Agreement constitutes the entire agreement of the parties hereto as to the subject matter hereof.

     6. Effectiveness. This Agreement shall become effective only upon the consummation no later than December 31, 2001 of a secondary public offering of at least 4,100,000 shares of Common Stock of the Company by MSLEF. In the event such offering is not consummated by such time, this Agreement shall be void and of no effect.

     If this letter agreement reflects your understanding of the matters referred to herein, please sign in the space indicated below, whereupon this shall become our binding agreement to be governed by the internal laws of the State of New York.

                            Very truly yours,

                            THE MORGAN STANLEY LEVERAGED EQUITY FUND II, L.P.

                            By: Morgan Stanley Leveraged Equity Fund II, Inc.,
                                as General Partner

                            By: /s/Leigh J. Abramson
                                ---------------------------------------------
                                Name:   Leigh J. Abramson
                                Title:  Vice President


Agreed and Acknowledged
as of the date first above written:

SILGAN HOLDINGS INC.


By: /s/ R. Philip Silver
    ----------------------------------
    Name:  R. Philip Silver
    Title: Chairman of the Board and
           Co-Chief Executive Officer






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